UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On June 26, 2020, Denbury Resources Inc. (the “Company” or “Denbury”) entered into the Eighth Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of December 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

The Amendment, among other things:

•
reaffirmed the borrowing base under the Credit Agreement at $615 million for the scheduled redetermination to occur on or about May 1, 2020 until the next scheduled or interim redetermination or other adjustment to the borrowing base in accordance with the terms of the Credit Agreement,

•
reduced, on a temporary basis until the fall 2020 borrowing base redetermination, the maximum availability under the Credit Agreement to the sum of $275 million plus the total amount of outstanding letters of credit under the Credit Agreement from time to time (not to exceed $100 million); and

•
added dollar limits, on a temporary basis until the fall 2020 borrowing base redetermination, on the Company’s ability to use certain baskets in the negative covenants governing dispositions, hedge terminations, investments, restricted payments and redemptions of junior lien debt and unsecured debt.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Section 8 – Other Events

Item 8.01 – Other Events

The Company has elected not to make the approximately $8 million interest payment (the “Interest Payment”) due and payable on June 30, 2020 with respect to its 6⅜% Convertible Senior Notes due 2024 (the “Convertible Notes”) on the due date in order to evaluate certain strategic alternatives, none of which have been implemented at this time. Under the indenture governing the Convertible Notes, the Company has a 30-day grace period to make the Interest Payment before such non-payment constitutes an “event of default” with respect to the Convertible Notes.

Additionally, on Monday, June 29, 2020, the Company elected to draw $200 million (the “Credit Draw”) under the Credit Agreement. The Credit Draw was undertaken as a precautionary measure to provide increased liquidity and preserve financial flexibility as the Company continues to evaluate certain strategic alternatives. The proceeds from the Credit Draw are available to be used for general corporate purposes.

As of June 30, 2020, the Company has $265 million of outstanding borrowings under the Credit Agreement and approximately $95 million of outstanding letters of credit under the Credit Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties including statements regarding the evaluation of certain strategic alternatives, Denbury’s debt levels, liquidity and ability to access financing sources and capital markets, particularly as the Company manages its business through the impacts of the COVID-19 pandemic, and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s most recent reports on Form 10-K and Form 10-Q. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological, financial and operating assumptions that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*
Eighth Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2020, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

104	The cover page from the Company’s Current Report on Form 8-K dated June 26, 2020, has been formatted in Inline XBRL.

*	Included herewith. Exhibits to the amendment have been omitted and are available to the Commission pursuant to their request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: June 30, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary